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                                                                       EXHIBIT 5

                              BELL, BOYD & LLOYD
                          Three First National Plaza
                      70 West Madison Street, Suite 3300
                         Chicago, Illinois 60602-4207
                        312-372-1121 Fax: 312-372-2098


                              September 21, 1999



PathoGenesis Corporation
201 Elliott Avenue West
Seattle, Washington, 98119

           PathoGenesis Corporation 1999 Employee Stock Option Plan
                      Registration Statement on Form S-8
                  ------------------------------------------

Ladies and Gentlemen:

          We have acted as counsel to PathoGenesis Corporation, a Delaware corporation (the "Company"), in connection with the preparation, execution and filing of the registration statement on Form S-8 of the Company (the "Registration Statement"), which covers 600,000 shares of common stock, par value $.001 per share, of the Company (the "Shares"), offered under the Company's 1999 Employee Stock Option Plan (the "Plan"). We have examined originals, or copies certified or otherwise identified to our satisfaction, of the Plan and such other documents, corporate and other records, certificates and other papers as we deemed it necessary to examine for the purposes of this opinion.

          Based upon the foregoing, we are of the opinion that:

          1. The Company is a corporation duly organized and legally existing under the law of the State of Delaware.

          2. The Company has taken all action necessary to authorize (i) the Plan, (ii) the offer for sale of the Shares pursuant to the Plan, and (iii) the issuance of the shares of its common stock, $.001 par value, in accordance with the Plan.

          3. The Shares when issued in accordance with the Plan will, upon such issuance, constitute legally issued, fully paid and nonassessable shares of common stock, $.001 par value, of the Company.

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PathoGenesis Corporation
September 21, 1999
Page 2

          We hereby consent to the filing of this Opinion Letter as an exhibit to the Registration Statement for the registration of the Shares under the Securities Act of 1933. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933.


                                              Very truly yours,

                                              BELL, BOYD & LLOYD